# CONSULTANT AGREEMENT

This Business Consultant Agreement ("Agreement") is made and effective, 1st March 2021

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|---|---|
| **BETWEEN:** | **ANS Advisory (ABN 74 610 864 401)** (the "Consultant"), an Australian Company with address located at Level 12/167 Macquarie St, Sydney NSW 2000 Australia Email: anstat01@gmail.com an individual. |
| **AND:** | **Golden Matrix Group Inc.** (the "Company"), a company organized and existing under the laws of the State of Nevada USA, with its head office located at: 3651 Lindell Road, Ste D131 Las Vegas NV 89103, USA |

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and intending to be legally bound, the parties hereto agree as follows:

## 1. CONSULTATION SERVICES

The company hereby employs the consultant to perform the following services in accordance with the terms and conditions set forth in this agreement: The consultant will consult with the officers and management of the company concerning matters, tasks and duties outlined in ***Schedule A "Consulting Services"*** provided by the Consultant.

## 2. TERMS OF AGREEMENT

This agreement will begin 1st March 2021 and will end on company providing 14 days written notice of its intention to cancel.

## 3. TIME DEVOTED BY CONSULTANT

It is anticipated the consultant will spend approximately 10 Hours per week in fulfilling its obligations under this contract. The particular amount of time may vary from day to day or week to week. However, the consultant shall devote a minimum of 40 Hours per month to its duties in accordance with this agreement.

## 4. PLACE WHERE SERVICES WILL BE RENDERED

The consultant will perform most services in accordance with this contract remotely, or at an alternate location of Company's discretion. In addition, the consultant will perform services on the telephone and at such other places as necessary to perform these services in accordance with this agreement.

## 5. PAYMENT TO CONSULTANT

The consultant will be paid Four thousand US dollars per month beginning on 1st June 2021 in arears payable on the last day of every month.

Aaron Neill-Stevens acting on behalf of the consultant will be issued with $3,000 of stock per month beginning on 1st March 2021, payable in arears to be issued based on the 7 day average price of the stock leading up to the end of the calendar month and to be issued within 7 days of month end.

The company will grant Aaron Neill-Stevens acting on behalf of the consultant 120,000 Share warrants as outlined in the Consultant warrant Agreement tendered by Company, to be executed simultaneously with this agreement and at its sole discretion may choose to grant additional options to the consultant in lieu of services over and above the Cash compensation.

The consultant will be entitled to all out-of-pocket expenses incurred in delivering Consulting Services outlined in Schedule A.

## 6. RELATED PARTY

It is noted that the consultant is a shareholder in Gamefish Global Pty Ltd the vendor of a technology platform to the Company and as such filings by the Company will disclose this relationship.

## 7. INDEPENDENT CONTRACTOR

Both the company and the consultant agree that the consultant will act as an independent contractor in the performance of its duties under this contract. Accordingly, the consultant shall be responsible for payment of all taxes including Federal, State and local taxes arising out of the consultant's activities in accordance with this contract, including by way of illustration but not limitation, Federal and State income tax, Social Security tax, Unemployment Insurance taxes, and any other taxes or business license fee as required.

## 8. CONFIDENTIAL INFORMATION

The consultant agrees that any information received by the consultant during any furtherance of the consultant's obligations in accordance with this contract, which concerns the personal, financial or other affairs of the company will be treated by the consultant in full confidence and will not be revealed to any other persons, firms or organizations.

## 9. EMPLOYMENT OF OTHERS

The company may from time to time request that the consultant arrange for the services of others. All costs to the consultant for those services will be paid by the company but in no event shall the consultant employ others without the prior authorization of the company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY

Golden Matrix Group Inc.

DocuSigned by:

ANTHONY GOODMAN

Authorized Signature

Anthony Goodman CEO
Print Name and Title

CONSULTANT

DocuSigned by:

Authorized Signature

Aaron Neill-Stevens
Print Name and Title